Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation One Market Plaza Spear Tower, Suite 3300 San Francisco, California 94105-1126 O: 415.947.2000 F: 415.947.2099

March 2, 2022

Gogoro Inc.

11F, Building C

No. 225, Section 2, Chang’an E. Rd.

Songshan District, Taipei City 105

Taiwan

Ladies and Gentlemen:

Gogoro Inc., a Cayman Islands exempted holding company (the “Company”), is filing with the United States Securities and Exchange Commission a Registration Statement on Form F-4 (the “Registration Statement”) for, among other things, the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), warrants to be assumed by the Company (the “Warrants”) originally issued by Poema Global Holdings Corp., a Cayman Islands exempted company (“Poema Global”), issued pursuant to a warrant agreement dated as of January 5, 2021 between Continental Stock Transfer & Trust Company, as warrant agent (“Continental”), and Poema Global (the “Warrant Agreement”), pursuant to the Merger Agreement dated as of September 16, 2021 among the Company, Starship Merger Sub I Limited, a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Merger Sub”), Starship Merger Sub I Limited, a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Merger Sub II”), and Poema Global (the “Merger Agreement”), providing for (a) the merger of Merger Sub with and into Poema Global (the “First Merger”) with Poema Global surviving the First Merger as a wholly-owned subsidiary of the Company (such company, as the surviving entity of the First Merger, the “Surviving Entity”), and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Entity will merge with and into Merger Sub II (the “Second Merger,” and together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly-owned subsidiary of the Company.

Upon assumption by the Company of the Warrants at the consummation of the Mergers, each whole Warrant, once exercisable pursuant to the terms of the Warrant Agreement, will entitle the Warrant holder to purchase one ordinary share of the Company, par value $0.0001 per share (the “Warrant Shares”). The assumption will be effected by an Assignment and Assumption Agreement to be entered into among Poema Global, the Company and Continental at the consummation of the Mergers substantially in the form attached as Exhibit 4.4 to the Registration Statement (the “Assumption Agreement”).

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering this opinion, we have relied on the opinion of Walkers (Singapore) Limited Liability Partnership, being filed as an exhibit to the Registration Statement, that all necessary corporate action on the part of the Company has been taken under the laws of the Cayman Islands to authorize the assumption of the Warrants and the execution of the Assumption Agreement.

AUSTIN        BEIJING        BOSTON         BRUSSELS        HONG KONG        LONDON        LOS ANGELES         NEW YORK        PALO ALTO

SAN DIEGO        SAN FRANCISCO        SEATTLE         SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

Gogoro Inc.

11F, Building C

No. 225, Section 2, Chang’an E. Rd.

Songshan District, Taipei City 105

Taiwan

March 2, 2022

Based upon the foregoing, we advise you that, upon assumption of the Warrants pursuant to the Merger Agreement and execution of the Assumption Agreement by the parties thereto, in our opinion the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation